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                                                                    Exhibit 23.1


We hereby consent to the use of our report dated January 2, 2001, relating to the financial statements of Les Telecommunications Valsysteme, Inc., in its Report on Form 8-K for the year ending August 31, 2000.



January 2, 2001                         /s/ Dino Petrone

                                        Dino Petrone Chartered Accountant